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                                                                      EXHIBIT 11


                YORK INTERNATIONAL CORPORATION AND SUBSIDIARIES

                STATEMENT RE COMPUTATION OF PER SHARE EARNINGS




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                                                     Three Months Ended March 31,
                                                     ----------------------------
                                                         1998           1997
                                                     -------------  -------------
Shares used in Computation of per share earnings:
 Basic shares outstanding                               40,469,000     43,435,000
 Effect of Dilutive Securities:
   Non-Vested Restricted Shares                            166,000        209,000
   Stock Options                                            91,000        368,000
                                                        ----------     ----------
 Diluted shares outstanding                             40,726,000     44,012,000
                                                        ==========     ==========

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